Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of eLoyalty Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints each of Kelly D. Conway and William B. Noon, signing singly, as the undersigned’s true and lawful attorney-in-fact, with full power and authority and full power of substitution, re-substitution, or revocation, to:

(a) execute for, in the name and on behalf of the undersigned, in the undersigned’s capacity as a director and/or officer of the Company, the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011, together with any and all amendments thereto on Form 10-K/A deemed necessary, appropriate, or desirable (collectively, the “Form 10-K”), pursuant to the Securities Exchange Act of 1934 and the rules thereunder;

(b) file the Form 10-K, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and any stock exchange or market or similar authority on which the Company’s Common Stock is listed for trading and any other governmental or regulatory authority, and otherwise to act for him and on his behalf in connection therewith; and

(c) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be required, appropriate, or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney as of this 14thday of February 2011.

/s/ JOHN T. KOHLER
Signature

John T. Kohler
Printed Name